Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information, each dated February 1, 2025, and each included in this Post-Effective Amendment No. 269 to the Registration Statement (Form N-1A, File No. 002-13628) of Deutsche DWS Investment Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 22, 2024, with respect to the financial statements and financial highlights of DWS Capital Growth Fund, DWS Core Equity Fund, DWS Small Cap Core Fund, DWS Small Cap Growth Fund, and DWS CROCI® U.S. Fund (five of the funds constituting Deutsche DWS Investment Trust), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended September 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 24, 2025